EXHIBIT 23.2
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                  Consent of Independent Accountants
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We consent to the incorporation by reference in the registration statement of The Kroger Co. on Form S-8 (333-11859) of our report dated April 11, 1997, on our audits of the financial statements and financial statement schedules of The Kroger Co. Savings Plan as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in this Annual report on Form 10-K.



(Coopers & Lybrand L.L.P.)
Coopers & Lybrand L.L.P.
Cincinnati, Ohio
April 23, 1997